Exhibit 10.7

ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT dated as of November 20, 2006 by and between WCM Pool LLC (the “Company”) and Preferred Investment Solutions Corp. (“Preferred”).

WHEREAS, the Company has been formed in order to permit certain “commodity pools” to consolidate their trading pursuant to the to the Diversified Program of Winton Capital Management Limited, United Kingdom company (the “WCM Program”) by investing as Members in the Company, which will open a single WCM Pool LLC Account which will trade pursuant to the WCM Program, rather than each Member maintaining individual trading accounts with the WCM Program in each such Member’s name; and

WHEREAS, the Company and Preferred desire to set forth and memorialize their agreement with respect to the administrative services to be provided by Preferred to the Company and the consideration to be paid to Preferred by the Company therefor.

NOW, THEREFORE, the parties hereto agree as follows:

1. Administrative Services; Delegation, Limitation of Liability. Preferred agrees to provide to the Company the administrative services set forth on Exhibit A hereto. Preferred may delegate its duties hereunder to its affiliates or to third-party service providers (each an “Additional Service Provider”). Preferred shall incur no liability with respect to administrative services provided to the Company by any Additional Service Provider, provided Preferred has exercised reasonable care in selecting such Additional Service Provider.

2. Fee. In consideration of the administrative services to be provided hereunder by Preferred to the Company, the Company shall pay to Preferred, in arrears, as of the end of each month, an administrative services fee in an amount to be agreed from time to time between the Company and Preferred to be equal to the aggregate amount of any and all out-of-pocket costs incurred by Preferred in connection with the performance of its obligations hereunder and the costs to Preferred associated with making its personnel available from time to time to perform such services, including salary and other overhead costs and expenses.

3. Limitation of Authority. This Agreement shall in no respect extend Preferred’s authority to act on behalf of or manage the Company beyond the authority to do so granted to Preferred in the Organization Agreement of the Company dated as of November 20, 2006.

4. Possible Role as “Commodity Pool Operator”. If required by the Commodity Futures Trading Commission, Preferred shall identify itself as and assume the role of “commodity pool operator” of the Company and shall assume full responsibility for all reporting and record-keeping compliance with respect thereto.

5. Liability of Covered Persons. Preferred and its affiliates and any officer, director, employee or agent of any of them (collectively, the “Covered Persons”) shall have no liability to the Company for any loss suffered by the Company which arises out of any action or inaction of such Covered Person in connection with the performance by Preferred of its obligations and duties under this agreement undertaken in good faith in the reasonable belief that such course of conduct was in the best interests of the Company and such course of conduct did not constitute negligence or misconduct of such Covered Person.

6. Indemnification.

(a) Each Covered Person shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with such Covered Person’s services to the Company hereunder, provided that (i) such Covered Person was acting in good faith in the reasonable belief that such course of conduct was in the best interests of the Company and such liability or loss was not the result of negligence, misconduct or a breach of this Agreement on the part of such Covered Person and (ii) any such indemnification will only be recoverable from the assets of the Company.

(b) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against any Covered Person shall be paid by the Company in advance of the final disposition of such action, suit or proceeding if (i) the legal action relates to the performance of duties or services by such Covered Person hereunder; (ii) the legal action is initiated by a third party who is not a member of the Company or the legal action is initiated by the Company and a court of competent jurisdiction specifically approves such advance; and (iii) such Covered Person undertakes to repay the advanced funds with interest to the Company in cases in which it is determined not to be entitled to indemnification under this Section 6.

7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LOCAL, INTERNAL LAWS OF THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATION OF THE FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 5. IN PARTICULAR, THIS AGREEMENT IS INTENDED TO COMPLY WITH THE REQUIREMENTS OF THE DELAWARE LIMITED LIABILITY COMPANY ACT, 6 DEL. C. §18-101 ET SEQ. (THE “ACT”) AND THE CERTIFICATE OF FORMATION. IN THE EVENT OF A DIRECT CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE MANDATORY PROVISIONS OF THE ACT OR ANY PROVISION OF THE CERTIFICATE OF FORMATION, THE ACT AND THE CERTIFICATE OF FORMATION, IN THAT ORDER OF PRIORITY, WILL CONTROL

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IN WITNESS WHEREOF, the undersigned have hereto duly set forth their hand.

PREFERRED INVESTMENT SOLUTIONS CORP.

By:	/s/ Esther E. Goodman
Name:	Esther E. Goodman
Title:	Senior Executive Vice President and Chief Operating Officer

WCM POOL LLC

By:	Diversified Futures Fund LP, a Member

	By:	Preferred Investment Solutions Corp.,
its General Partner

	By:	/s/ Esther E. Goodman
	Name:	Esther E. Goodman
	Title:	Senior Executive Vice President and Chief Operating Officer

By:	Diversified Futures Trust I, a Member

	By:	Preferred Investment Solutions Corp.,
its Managing Owner

	By:	/s/ Esther E. Goodman
	Name:	Esther E. Goodman
	Title:	Senior Executive Vice President and Chief Operating Officer

By:	Kenmar Global Trust, a Member

	By:	Preferred Investment Solutions Corp.,
its Managing Owner

	By:	/s/ Esther E. Goodman
	Name:	Esther E. Goodman
	Title:	Senior Executive Vice President and Chief Operating Officer

EXHIBIT A

ADMINISTRATIVE SERVICES TO BE PROVIDED BY PREFERRED

•	Tax and financial accounting services.

•	Such other administrative services as the Company may from time to time request.